SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
 TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2007

DESTINATION TELEVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29921	65-0494581

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

530 North Federal Highway Fort Lauderdale, Florida	33301

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (954) 332-6600

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240

Item 1.01 - Entry into a Material Definitive Agreement

            On November 26, 2007, Destination Television, Inc. (the "Company" or "we" or "us") and Gordon Scott Venters, our President and Chief Executive Officer, agreed to extend his employment agreement for an additional three years ending October 31, 2010. The extended agreement provides for an annual salary of $153,964; annual increases of a minimum of 5% and participation in incentive or bonus plans at the discretion of our Board of Directors.

            The extended employment agreement also provides that Mr. Venters would be entitled to terminate his employment agreement and receive a minimum payment of 18 months salary in addition to any accrued but unpaid obligations if we terminate his agreement "without cause," or if he terminates for "good reason," or in the event of a "change of control" of the Company as such terms are defined in the agreement. The agreement also contains certain confidentiality and non-competition provisions.

Item 3.02 - Unregistered Sales of Equity Securities

            On November 27, 2007, we issued to Gordon Scott Venters, our president and chief executive officer, 2,000,000 shares of newly authorized Series B Preferred Stock in exchange for the elimination of $56,000 of debt owed by us to Mr. Venters. The new shares are restricted as to transferability. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and Mr. Venters represented that the securities were being acquired for investment purposes. The shares of Series B Preferred Stock were valued at $0.028 per share, which was the closing price of our Common Stock on November 26, 2007. Mr. Gordon Scott Venters, although present at the board meeting authorizing the transaction, did not take part in the vote upon the resolution regarding the issuance of the shares of Series B Preferred Stock.

Item 3.03 - Material Modification to Rights of Security Holders

            On November 26, 2007 our Board of Directors, pursuant to authority vested in it by Article Fourth of our Certificate of Incorporation, increased, by 2,000,000 shares, the number of shares of designated Series B Preferred Stock par value $.0001 per share, from 3,750,000 shares to 5,750,000. Each share of this series of preferred stock is convertible into one share of Common Stock and is identical to the common stock except for voting powers. Each share of the Series B Preferred Stock entitles the holder to four votes per share. The sole shareholder of the outstanding Series B Preferred Stock, Mr. Gordon Scott Venters, consented to the increase in the number of shares of Series B Preferred Stock. The amendment was filed with Division of Corporations of Delaware on November 27, 2007. The shares of the newly authorized Series B Preferred Stock were issued to Gordon Scott Venters as described above in Item 3.02, Unregistered Sales of Equity Securities.

Item 9.01 - Financial Statements and Exhibits

(b)    Exhibits:

Exhibit 4.1 Certificate of Designations, Preferences and Rights of Series B Preferred Stock
Exhibit 10.1 Employment Agreement of Gordon Scott Venters dated November 26, 2007 and effective November 1, 2007.

 SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 27, 2007

Destination Television, Inc.

Registrant

By:	/s/ Gordon Scott Venters

President